                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                          COMPANY CONTACT: Paul A. Miller
                                                                (978)  725-7555


                                 LSB CORPORATION
                           THIRD QUARTER RESULTS 2004


NORTH ANDOVER, MA, -- (BUSINESS WIRE) - October 22, 2004 - LSB Corporation, (the "Corporation" or the "Company") (NASDAQ-LSBX), today announced results for the three and nine months ended September 30, 2004. Press releases and SEC filings can be viewed on the internet at our website www.LawrenceSavings.com/press-main.asp or www.LawrenceSavings.com/stockholder-info.asp, respectively.

The Corporation reported net income of $697,000 or $0.16 diluted earnings per share for the third quarter of 2004. This amount compares to net income of $654,000 or $0.15 diluted earnings per share for the same period of 2003. Net income for the nine months ended September 30, 2004 totaled $3,840,000 or $0.86 diluted earnings per share compared to $1,839,000 or $0.42 diluted earnings per share for the nine months ended September 30, 2003.

Net income for the three months ended September 30, 2004 increased by $43,000 primarily due to an increase in net interest income of $580,000 or 20.6% to $3,392,000 compared to the same period in 2003. Higher average investment security balances for the three months ended 2004 compared to 2003 resulted in a rise of $385,000 to interest income coupled with a rise in yields on investment securities contributing $265,000 for the same periods. This was offset by a decrease in non-interest income of $310,000 and non-interest expenses increasing by $289,000. The decrease in non-interest income of $310,000 was primarily due to loan fees decreasing by $214,000 in 2004 compared to 2003. The decrease in loan fees for the third quarter 2004 can be attributed to a decrease of $81,000 in prepayment penalties and late charges on commercial real estate loans and to a decrease in net fair value on mortgage servicing rights ("MSR") resulting in a $33,000 increase to the valuation allowance in 2004 compared to a decrease in the valuation allowance of $102,000 in the third quarter of 2003.

Non-interest expenses were $2,706,000 in the third quarter of 2004 compared to $2,417,000 for the same quarter of 2003. The increase in the third quarter of 2004 is primarily due to salaries and employee benefits rising to $1,655,000 in 2004 from $1,417,000 in 2003 due to normal salary increases and the addition to headcount for the new Salem, New Hampshire branch. Occupancy and equipment increased to $219,000 from $159,000 due to higher rent expense and depreciation expense in the third quarter of 2004.

Net income for the nine months ended September 30, 2004 increased by $2,001,000 due primarily to the receipt of $2,528,000 on a U.S. Bankruptcy Judge's Order to make an interim distribution in a case in which the Company's wholly owned subsidiary, Lawrence Savings Bank (the "Bank"), is a secured creditor. The Bank recognized $253,000 of the interim distribution as a recovery to the allowance for loan losses on amounts previously charged off and the remaining $2,275,000 as a lawsuit judgment collected in non-interest income. The Bank recorded a negative provision for loan losses of $300,000 in the quarter ended June 30, 2004.

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Net interest income for the nine months ended September 30, 2004 increased by
$1,108,000 or 12.2% to $10,181,000 from $9,073,000 in 2003. The net interest margin for the first nine months of 2004, compared to the first nine months of 2003, increased slightly to 2.91% from 2.89%, respectively. The increase in net interest income can be attributed to the purchases of investment securities funded primarily from Federal Home Loan Bank ("FHLB") advances. Average balances for investment securities have increased by $57,992,000 in 2004 from 2003. Other factors contributing to a higher net interest income were lower interest expense on deposits and borrowed funds due to lower interest rates and a shift in the mix of deposits and borrowings to lower interest rate products.

Partially offsetting these increased revenues for the nine months ended 2004 was a decrease in non-interest income of $146,000, an increase in non-interest expenses of $504,000 and an increase in the provision for income taxes of $1,032,000 attributable to the recovery mentioned above.

Non-interest income decreased by $146,000 to $1,175,000 from $1,321,000 in the first nine months of 2004 as a result of a decrease in gains on loan sales of $393,000 in 2004 from the first nine months of 2003 due to a lower level of loan sales in 2004. Partially offsetting this decrease were increases in loan fees of $109,000 and deposit account fees increasing by $142,000 in the first nine months of 2004 from 2003.

Non-interest expenses increased by $504,000 to $7,965,000 for the first nine months of 2004 compared to $7,461,000 in the first nine months of 2003. This increase was mainly attributable to salaries and benefits increasing to $4,904,000 from $4,488,000 in the first nine months of 2004 from 2003, respectively, and occupancy and equipment expense of $77,000 in 2004 due to an increase in rent expense associated with the new branch and other occupancy costs. Professional fees declined to $472,000 in 2004 from $550,000 in 2003 attributable to a reduction in legal expenses. Data processing expenses increased by $123,000 to $670,000 in 2004 from $547,000 in 2003 due to increased service bureau charges. Marketing expenses increased to $172,000 in 2004 from $60,000 in 2003, due to increased advertising for the new Salem, New Hampshire branch and promotions for new product lines.

The Corporation continues to look for quality assets, seeks to maintain a low level of risk assets and seeks to grow the loan portfolio profitably. This is evident by the low level of delinquencies and non-performing loans as of September 30, 2004 and December 31, 2003. Non-performing loans totaled $247,000 and zero at September 30, 2004 and December 31, 2003, respectively. The coverage of the allowance for loan losses to total loans has decreased slightly to 1.91% at September 30, 2004 from 2.00% at December 31, 2003.

Total assets increased to $500,989,000 at September 30, 2004 up from $466,108,000 at December 31, 2003. The increase in asset size at September 30, 2004 from December 31, 2003 is mainly attributable to an increase of $27,964,000 in investment securities, $5,165,000 in loan growth and $1,101,000 increase in Federal Home Loan Bank stock. The funding for these assets came from an increase in deposits of $29,141,000 and borrowed funds of $4,192,000 during 2004.

Total deposits at September 30, 2004 were $301,681,000 up from $272,540,000 at December 31, 2003. The change from December 31, 2003 is due primarily to increases in certificates of deposit, demand deposit accounts and money market investment accounts. All other deposit categories experienced slight increases.

At September 30, 2004, the Company's stockholders' equity was $57,497,000 as compared to $55,002,000 at December 31, 2003. The increase during 2004 occurred due to net income of $3,840,000 and proceeds from the exercise of stock options of $452,000. Offsetting these increases were the declaration of cash dividends to shareholders of $1,673,000 and a decrease in the market values of securities available for sale (net of taxes) of $124,000. The Corporation's leverage ratio was 11.78% and 12.11% at September 30, 2004 and December 31, 2003, respectively. The Corporation exceeds all regulatory minimum capital ratio requirements as defined by the Federal Reserve Bank as of and for all periods presented. The Bank exceeds all regulatory minimum capital ratio requirements as defined by the FDIC as of and for all periods presented.

Lawrence Savings Bank, the Company's wholly-owned subsidiary, is a Massachusetts chartered savings bank organized in 1868 and headquartered at 30 Massachusetts Avenue, North Andover, Massachusetts, approximately 25 miles north of downtown Boston. Lawrence Savings Bank operates 5 banking offices in Massachusetts in Andover, Lawrence, Methuen, and North Andover and 1 banking office in Salem, New Hampshire. Go to www.LawrenceSavings.com for all your Internet Banking needs. Please visit it today.

This press release may contain certain statements that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, as amended. Such statements are not historical facts and include expressions of management's expectations at a specific point in time regarding future relationships, structures, opportunities and market conditions. Such expectations may or may not be realized, depending on a number of variable factors, including but not limited to, changes in interest rates, disruptions in credit markets, changes in regional and local economic conditions, changes in the regulatory environment, and changes in the competitive environment in which the Company operates. As a result of such risks and uncertainties, the Company's actual results may differ materially from such forward-looking statements. The Company does not undertake, and specifically disclaims any obligation to publicly release revisions to any such forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statement.

                                 LSB CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEET*
                      (In thousands, except per share data)


                                                              September 30, 2004       December 31, 2003
--------------------------------------------------------------------------------------------------------
Loans                                                                  $ 216,668               $ 211,503
Allowance for loan losses                                                 (4,139)                 (4,220)
Investments held to maturity                                             200,608                 184,286
Investments available for sale                                            60,234                  48,592
Federal Home Loan Bank stock                                               7,694                   6,593
Federal funds sold                                                           128                     889
Other assets                                                              19,796                  18,465
--------------------------------------------------------------------------------------------------------
Total assets                                                           $ 500,989               $ 466,108
========================================================================================================
Deposits                                                               $ 301,681               $ 272,540
Borrowed funds                                                           137,544                 133,352
Other liabilities                                                          4,267                   5,214
Stockholders' equity                                                      57,497                  55,002
--------------------------------------------------------------------------------------------------------
Total liabilities and stockholders' equity                             $ 500,989               $ 466,108
========================================================================================================
Book value per share                                                   $   13.31               $   12.99
--------------------------------------------------------------------------------------------------------



Select financial ratios:                                      September 30, 2004       December 31, 2003
--------------------------------------------------------------------------------------------------------
Capital ratios:
   Stockholders' equity to total assets ratio                              11.48%                  11.80%
Risk-based ratio
   Leverage ratio                                                          11.78%                  12.11%
   Total capital ratio                                                     19.94%                  20.50%

Asset quality ratios:
   Allowance for loan losses to loans                                       1.91%                   2.00%
   Risk assets to total assets                                              0.05%                   0.00%
Risk assets:
   Non-performing loans                                                $     247               $      --
   Other real estate owned                                                    --                       2
--------------------------------------------------------------------------------------------------------
Total risk assets                                                      $     247               $       2
========================================================================================================


                    CONDENSED CONSOLIDATED INCOME STATEMENT*
                        (In thousands, except share data)


                                                              Three months ended                         Nine months ended
                                                ------------------------------------------------------------------------------------
                                                September 30, 2004   September 30, 2003    September 30, 2004     September 30, 2003
------------------------------------------------------------------------------------------------------------------------------------
Interest income                                         $    5,488           $    4,977            $   16,391            $    15,953
Interest expense                                             2,096                2,165                 6,210                  6,880
------------------------------------------------------------------------------------------------------------------------------------
Net interest income                                          3,392                2,812                10,181                  9,073
Provision (credit) for loan losses                              --                   --                  (300)                    --
------------------------------------------------------------------------------------------------------------------------------------
Net interest income after provision (credit)
   for loan losses                                           3,392                2,812                10,481                  9,073
Non-interest income                                            348                  658                 1,175                  1,321
Lawsuit judgment collected                                      --                   --                 2,275                     --
Non-interest expense                                         2,706                2,417                 7,965                  7,461
------------------------------------------------------------------------------------------------------------------------------------
Net income before income taxes                               1,034                1,053                 5,966                  2,933
Income tax expense                                             337                  399                 2,126                  1,094
------------------------------------------------------------------------------------------------------------------------------------
Net income                                              $      697           $      654            $    3,840             $    1,839
====================================================================================================================================
Basic earnings per share                                $     0.16           $     0.16            $     0.89             $     0.44
Diluted earnings per share                              $     0.16           $     0.15            $     0.86             $     0.42
====================================================================================================================================
Average shares outstanding                               4,312,649            4,214,501             4,293,362              4,211,435
Average diluted shares outstanding                       4,482,075            4,412,909             4,452,403              4,378,550
====================================================================================================================================

                                                            Three months ended                      Nine months ended
                                           ----------------------------------------------------------------------------------
                                           September 30, 2004   September 30, 2003  September 30, 2004     September 30, 2003
-----------------------------------------------------------------------------------------------------------------------------
Select financial ratios:
  Return on average assets                              0.58%                 0.60%               1.07%                  0.57%
  Return on average stockholders' equity                4.88%                 4.90%               9.20%                  4.63%
-----------------------------------------------------------------------------------------------------------------------------


*Unaudited